UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2005 (August 12, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 North Point Parkway

Alpharetta, Georgia 30022

(Address of Principal Executive Office, including Zip Code)

(770) 300-0101

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Limited Waiver to Credit Agreement

Effective on August 13, 2005, MedQuest, Inc. (“MedQuest”) and MQ Associates, Inc. (“MQ Associates”) entered into a letter agreement in respect of the third limited waiver (as so modified, the “Limited Waiver”) from the Lenders under its Amended and Restated Credit Agreement dated as of September 3, 2003, as amended, by and among MQ Associates, MedQuest, as Borrower, the several lenders from time to time parties thereto (the “Lenders”), Wachovia Bank, National Association, as Administrative Agent (the “Administrative Agent”), Chase Lincoln First Commercial Corporation, as Syndication Agent, and General Electric Capital Corporation and Wachovia Bank, National Association, as Co-Documentation Agents (the “Senior Credit Facility”).  The Limited Waiver provides for an extension of the third limited waiver that MedQuest and MQ Associates obtained on May 13, 2005 with respect to certain defaults and/or events of default under the Senior Credit Facility.  The Limited Waiver also provides for a temporary waiver of any defaults and/or events of default that may occur with respect to (i) the covenant in the Senior Credit Facility that requires MQ Associates and MedQuest to deliver to the Lenders and the Administrative Agent a copy of the unaudited consolidated financial statements of MedQuest and its consolidated subsidiaries for, and as of the end of, each of the fiscal quarters ended March 31, 2005 and June 30, 2005 and for the six months ended June 30, 2005, in each case, within 45 days after the end of such fiscal quarters and (ii) non-compliance with the financial covenant tests in the Senior Credit Facility for the periods ended June 30, 2005, March 31, 2005, December 31, 2004 and/or prior periods.  The Limited Waiver is effective only until, and shall expire automatically upon, the earliest to occur of (w) August 31, 2005, (x) delivery by MedQuest to the Administrative Agent and the Lenders of audited financial statements for the fiscal year ended December 31, 2004 (together with related certificates and other information) to the extent required by the Senior Credit Facility, (y) the occurrence of a default or event of default under the Senior Credit Facility other than those expressly being waived in the Limited Waiver and (z) the requisite holders (or trustee, if applicable) under any indenture, agreement or instrument evidencing Indebtedness for borrowed money in an outstanding principal amount greater than $2.0 million taking any action with respect to any event of default that may have occurred or may occur under such indenture, agreement or instrument.

Similar to the prior limited waivers, as a condition to the continuing effectiveness of the Limited Waiver, MedQuest has agreed that the aggregate amount of all borrowings of revolving loans and/or swingline loans made, together with the aggregate amount of all letters of credit issued, at any time outstanding under the Senior Credit Facility during the term of such Limited Waiver will not exceed an amount equal to the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, on March 23, 2005 (which was approximately $28.8 million) plus $5.0 million.  As of August 12, 2005, MedQuest had repaid (or cash collateralized) revolving loans such that, following the release of such cash collateral, the aggregate amount of revolving loans and swingline loans outstanding, together with the aggregate amount of all letters of credit issued, will be approximately $24.0 million.  On August 11, 2005, MedQuest drew down $6.4 million in revolving loans in order to make its $10.7 million semi-annual interest payment due August 15, 2005 to holders of its 11 7/8% Senior Subordinated Notes due 2012.  MedQuest would have been able to pay the interest payment without drawing down revolving loans were it not for the excess cash sweep provision of the Limited Waiver (discussed below) that prohibits MedQuest from having more than $8.5 million of cash on hand.  As of August 12, 2005, Medquest has approximately $9.8 million of unused availability, which includes the $5.0 million of availability discussed above.  The effect that certain writedowns of accounts receivable has had or may have on any financial statements or other information previously delivered to the Administrative Agent and the Lenders and on any related representations and warranties under the Senior Credit Facility shall be disregarded for purposes of a condition under the Senior Credit Facility to the permitted borrowings discussed above.

The Limited Waiver continues to provide that if, at the close of any business day during the waiver period, the aggregate cash on hand (i.e., bank balance) of MQ Associates, MedQuest and its consolidated subsidiaries exceeds $8.5 million, MedQuest shall promptly repay revolving loans with an amount equal to such excess.  In the event that MedQuest makes such a repayment, or any repayment of the revolving loans, swingline loans or letters of credit that are outstanding or issued during the waiver period, it will have the ability to re-borrow such repaid amount in addition to the unused availability immediately prior to such repayment.

The Limited Waiver continues to limit the ability of MQ Associates, MedQuest and their respective subsidiaries to take certain actions that would otherwise be permitted under the Senior Credit Facility, including the ability to borrow Eurodollar Loans with an interest period of longer than one month, the ability to incur incremental term loans, the ability to make certain payments, dividends or distributions on, or repurchase or redeem, capital stock, the ability to repay revolving loans with amounts that would otherwise be required to repay term loans, and the ability to make acquisitions.

MedQuest expects to continue discussions with the Lenders to obtain a permanent waiver of any defaults and/or events of default that may have occurred.  There can be no assurance that MedQuest will be able to obtain such a permanent waiver to the Senior Credit Facility.  The failure to do so would have a material adverse effect on MedQuest.

Supplemental Indentures

As disclosed in the press release attached as Exhibit 99.1 hereto and incorporated by reference herein, the Company has been advised by the tabulation agent for the consent solicitations, that, as of 5:00 p.m., New York City Time, on August 12, 2005, valid consents have been received from holders of approximately $113.9 million in aggregate principal amount at maturity of the 12 1/4% Senior Discount Notes due 2012 of MQ Associates (the “12 1/4% Notes”), and $146.4 million in aggregate principal amount of the 11 7/8% Senior Subordinated Notes due 2012 (the “11 7/8% Notes” and, together with the 12 1/4% Notes, the “Notes”) of MedQuest.  On August 15, 2005, as a result of receiving the requisite consents, (i) MQ Associates and Wachovia Bank, National Association, as trustee, executed and delivered the First Supplemental Indenture to the  indenture governing the 12 1/4% Notes and (ii) MedQuest, MQ Associates, the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee, executed and delivered the Seventh Supplemental Indenture to the indenture governing the 11 7/8% Notes.   As a result, consents for each series of Notes may not be validly withdrawn unless the consent solicitations are terminated by the Company.  The supplemental indentures will not, however, become effective unless and until the Company accepts for payment the consents pursuant to the terms and conditions of the consent solicitations set forth in the Consent Solicitation Statement dated July 29, 2005 and related letter of consent and release.

Upon consummation of the consent solicitations, the supplemental indentures will (i) suspend until December 31, 2005 the Company’s obligation to comply with the covenant in each of the indentures requiring timely filing of periodic reports under the Securities and Exchange Act of 1934, as amended, with the SEC, (ii) waive all defaults in connection with the Company’s failure to comply with the financial reporting and related delivery covenants, (iii) provide that the Company will file with the SEC a Current Report on Form 8-K on a monthly basis containing selected financial and operational information until the earlier of the Restatement Date and the Waiver Expiration Date, and (iv) amend the restricted payment covenant to provide that, at any time after June 30, 2006, the Company may pay a cash dividend or distribution to, or purchase, acquire or redeem capital stock in an amount up to $10.0 million if the Leverage Ratio is not more than 5.1 to 1.0 after giving effect thereto (as such capitalized terms are defined in the supplemental indentures attached hereto).

A copy of the First Supplemental Indenture is attached hereto as Exhibit 4.1 and a copy of the Seventh Supplemental Indenture is attached hereto as Exhibit 4.2, each of which is incorporated by reference herein.

ITEM 2.02	Results of Operations and Financial Condition.
Preliminary Results of Operations and Financial Condition.

As a result of the restatements previously announced and discussed most recently under Item 4.02 of the Current Report on Form 8-K dated June 8, 2005, MQ Associates has been unable to file timely its Annual Report on Form 10-K for the year ended December 31, 2004, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

The following preliminary selected operating and balance sheet data is unaudited and based on current estimates and therefore is subject to change.

Operational Overview

Gross revenue is recognized for services rendered before reductions for estimated allowance for contractual adjustments and doubtful accounts for patient receivables.  Gross revenue is significantly higher than net revenue because it includes uncollectible amounts.  Net revenue as reflected in the table below represents gross revenue reduced by estimated allowance for contractual adjustments and doubtful accounts for patient receivables, which estimated amounts are under review and the subject of the recently announced restatements.  MQ Associates’ current estimates of the allowance for contractual adjustments and doubtful accounts for patient receivables set forth below reflect refinements of its previously released estimates.  MQ Associates believes gross revenue, net revenue and the number of centers in operation to be useful metrics to allow its investors to understand and measure current trends in its business.  Undue reliance should not be placed on such data because it does not reflect operating and other expense trends and therefore does not measure operating income or net income.

The following table shows (i) gross revenue, net revenue and existing gross center revenue for the six months ended June 30, 2004 and June 30, 2005, (ii) gross revenue, existing center gross revenue and total centers in operation for the seven months ended July 31, 2004 and July 31, 2005, and (iii) gross revenue, existing gross revenue and scan volume for the month of July 2005 (all of which are preliminary estimates, unaudited and subject to change):

	Six Months Ended June 30,
Dollars in Millions	2004	2005	% Change

Gross Revenue	$256.6	$300.6	17.1%

Contractual Adjustments and Doubtful Accounts (1)	52.5% - 51.5%	53.6%	N/A

Net Revenue (2)	$121.9 - $124.5	$139.4	12.0% - 14.4%

Existing Center Gross Revenue (3)	$248.8	$271.5	9.1%

	Seven Months Ended July 31,
	2004	2005	% Change

Gross Revenue	$302.1	$347.3	15.0%

Existing Center Gross Revenue (3)	$291.9	$313.6	7.4%

Total Centers at end of period (4)	90	96	6.7%

Month Ended
July 31, 2005

Gross Revenue	$46.7

Existing Center Gross Revenue (3)	$42.1

Scans
MRI	26,342
CT	13,252
Other (5)	39,518
Total	79,112

(1)          Represents the estimated allowance for contractual adjustments and doubtful accounts for patient receivables as a percentage of gross revenue.

(2)          Net revenue as reflected in the table above is different than net revenue as previously reported in MQ Associates’ financial statements because historically MQ Associates reflected adjustment for doubtful accounts for patient receivables as an operating expense rather than as a reduction to net revenue.

(3)          Reflects 80 centers defined as those centers open at January 1, 2004 and that are still open as of July 31, 2005.

(4)          Excludes any mobile units and centers operated pursuant to joint ventures and management agreements.

(5)          Other scan volume as presented includes nuclear medicine scans.

Selected balance sheet and other data

As of July 31, 2005, MQ Associates had an available cash bank balance of approximately $8.1 million, an available cash book balance of approximately $5.1 million and approximately $14.8 million of additional borrowing capacity under the Senior Credit Facility.  Available cash does not include uncollected funds, other restricted cash and unswept funds.  The cash bank balance is higher than the cash book balance because it does not reflect checks that have been issued but not cashed.  At July 31, 2005, MQ Associates had approximately $348.6 million of total indebtedness outstanding.  Interest expense for the month of July 2005 was $3.4 million, which includes accrued balances for unpaid interest on MedQuest’s 11 7/8% Notes and discount on MQ Associates’ 12 1/4% Notes.  MQ Associates had capital expenditures of $1.2 million during the month of June 2005.

On August 12, 2005, MedQuest paid to the trustee for the benefit of the holders of the 11 7/8% Notes the semi-annual interest payment of $10.7 million from available cash on hand and approximately $6.4 million in borrowings under its Senior Credit Facility, as discussed above.

Item 8.01                               Other Events.

On August 15, 2005, MQ Associates issued a press release (the “Press Release”), a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, announcing that it had extended the expiration date for its consent solicitation to Friday, August 19, 2005.

ITEM 9.01                         Financial Statements and Exhibits.

(c)                                                                      Exhibits.

Number	Description of Exhibit

4.1	First Supplemental Indenture dated as of August 15, 2005 between MQ Associates, Inc. and Wachovia Bank, National Association, as trustee.

4.2	Seventh Supplemental Indenture dated as of August 15, 2005 among MedQuest, Inc., MQ Associates, Inc., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

10.1

Letter Agreement in respect of Third Limited Waiver to Amended and Restated Credit Agreement, effective as of August 13, 2005, among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

99.1	Press release dated August 15, 2005.

* * * * *

This Current Report on Form 8-K contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, without limitation, statements regarding MQ Associates’ future growth and profitability, growth strategy and trends in the industry in which it operates.  These forward-looking statements are based on MQ Associates’ current expectations and are subject to a number of risks, uncertainties and assumptions.  MQ Associates can give no assurance that such forward-looking statements will prove to be correct.  Among the most important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are the results of the previously announced consent solicitations, the results of the previously announced investigation by the U.S. Attorney’s Office, the previously announced inquiry by the Securities and Exchange Commission (the “SEC”) or any other future action taken by the SEC or the U.S. Attorney’s Office, uncertainty concerning the amount and timing of patient receivable and other writedowns, the ultimate findings of the Audit Committee’s review (including any new information or additional issues that may arise during the course of such review), the ability of MQ Associates to negotiate additional extensions of the Limited Waiver and/or obtain a permanent waiver under, and amendment to, the Senior Credit Facility, the reaction of MQ Associates’ other creditors, customers and suppliers to the matters discussed in this report, general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for MQ Associates’ services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect MQ Associates’ ability to do business, actions of its competitors, introduction of new technologies, risks associated with its acquisition strategy and integration costs, and the additional factors and risks contained in its Registration Statement on Form S-4 declared effective on October 14, 2004 as well as other periodic reports filed with the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: August 15, 2005

By:	/s/ John G. Haggerty
Name: John G. Haggerty
Title: Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture dated as of August 15, 2005 between MQ Associates, Inc. and Wachovia Bank, National Association, as trustee.

4.2	Seventh Supplemental Indenture dated as of August 15, 2005 among MedQuest, Inc., MQ Associates, Inc., the subsidiary guarantors named therein and Wachovia Bank, National Association, as trustee.

10.1

Letter Agreement in respect of Third Limited Waiver to Amended and Restated Credit Agreement, effective as of August 13, 2005 among MQ Associates, Inc., MedQuest, Inc., the Lenders identified on the signature pages thereto, and Wachovia Bank, National Association, as administrative agent for the Lenders.

99.1	Press release dated August 15, 2005.